Form C

Cover Page

Name of issuer:

Modern Times Drinks, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 5/1/2017

Physical address of issuer:

3725 Greenwood St
San Diego CA 92110

Website of issuer:

http://www.moderntimesbeer.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.5% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☑ Common Stock
☐ Preferred Stock
☐ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

199

Price:

$252.20000

Method for determining price:

The per share price in this offering is based on our projected barrels sold in 2021 of 76,629 by $3,448, for a valuation of $264,216,729. See "Trend Information" for further details.

Target offering amount:

$50,187.80

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,069,832.40

Deadline to reach the target offering amount:

4/30/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

225

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$13,418,957.00	$9,866,342.00
Cash & Cash Equivalents:	$701,879.00	$2,167,017.00
Accounts Receivable:	$1,268,375.00	$1,014,866.00
Short-term Debt:	$4,252,583.00	$2,421,294.00
Long-term Debt:	$17,993,629.00	$2,281,551.00
Revenues/Sales:	$19,234,987.00	$14,856,950.00
Cost of Goods Sold:	$11,756,743.00	$7,703,935.00
Taxes Paid:	$108,066.00	$0.00
Net Income:	($1,259,982.00)	$2,690,861.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Modern Times Drinks, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
David Israel	General Counsel	Modern Times Drinks, Inc.	2018
Amy Krone	Director of Art	Modern Times Drinks, Inc.	2018
Chris Sarette	COO	Modern Times Drinks, Inc.	2017
Jacob McKean	Founder/CEO	Modern Times Drinks Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Chris Sarette	COO	2017
Jacob McKean	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Employee Stock Ownership Trust	314292.0 Common Stock	30.0
Jacob McKean	528582.0 Common Stock	50.45

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Risks Relating to the Company and Its Business

We have a limited operating history.

We have only been in business since 2013. While in that time we have gone from brewing our first batch to opening five locations and distributing throughout California, Nevada, and the Pacific Northwest, our operating history is limited and there can be no assurance that we will be able to undertake our business plan for the long term, or that we would become consistently profitable, or that our results so far are indicative of the results that we may be able to achieve in the future.

We depend on the efforts of our small management team.

We were founded by, and are currently still led by, Jacob McKean, our CEO. Our success is heavily dependent upon the continued involvement of Jacob McKean as well as other key personnel, such as Chris Sarette, our COO. Loss of the services of either of these individuals, or any other key personnel, could have a material adverse effect upon our business, financial condition or results of operations. Additionally, our success depends on our ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees in our industry is intense, and the loss of any of such persons - or an inability to attract, retain, and motivate any additional highly skilled employees required for our activities - could have a materially adverse effect on the company.

Our accountant identified significant deficiencies regarding internal controls.

During the course of our 2017 audit, our accountant identified significant deficiencies in our internal controls. The deficiencies were with regard to our year-end transactions as they relate to lease accounting and super-user access to the general ledger and journal entries. The nature of these deficiencies do not cause a material weakness, and procedures have been put in place to mitigate the potential for any future deficiencies.

We face significant competition from other breweries.

According to the Brewers Association, a not-for-profit trade association dedicated to small and independent American brewers, between 2012 and 2017, the number of craft breweries in operation in the U.S. grew from 2,475 to 6,372. In California alone, as of 2017, there were 764 craft breweries. While some of these brewers are content with brewing small batches with limited distributions, a number intend to engage in expansion activities similar to us. Should we be unable to set ourselves apart from this competition, our financial results may be negatively impacted.

We face competition from a number of large and small companies, some of which have greater financial and other resources than we do.

In many cases, our competitors in the craft beer industry have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. Our ability to compete depends, in part, upon a number of factors outside our control, including the ability of our competitors to develop alternatives that consumers prefer. If we fail to successfully compete in our markets, or if we incur significant expenses in order to compete, our financial results would be negatively impacted.

We may not be able to maintain and enhance our product image.

Due to the intense competition of our industry, it is critically important for us to maintain and enhance the image of our existing and new products. We want customers to come visit our locations because they associate us with good products, or pick our products out of a crowded store shelf because they know they will get a product they like.

The image and reputation of our products may be impacted for various reasons including litigation, complaints from regulatory bodies or consumers resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to our image and the reputation of our products.

We need to increase brand awareness.

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of our brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the craft beer market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase our financial commitment to creating and maintaining brand awareness. If we fail to successfully promote our brand name or if we incur significant expenses promoting and maintaining our brand name, our financial results may be negatively impacted.

Any disruption in brewing activities could have a material adverse effect on our financial results.

A prolonged disruption to brewing activities (e.g., due to fire, industrial action or any other cause) at our Point Loma brewery or elsewhere could have a material adverse effect on our ability to supply our products to our restaurants and distributors. If such an event were to occur, we could experience a material adverse effect on our financial results.

We have preferred suppliers and any interruption in their operations could impact our operations.

We have relationships with suppliers for such things as beverage containers, malts, and hops—essential ingredients for making and distributing beer. While we would be able to find alternative suppliers if required, any disruption in the operations of our current suppliers could negatively impact our operations.

We rely on distributors to sell our products.

We currently sell our products to consumers through a network of distributors as well as through the company's website and our tasting rooms. We are dependent upon these distributors to both sell our products and assist in the promotion and marketing of our products. Further, our distributors can and do sell the products of our competitors and are not required to promote our product over those of our competitors. Many of our distributors may terminate their relationship with us at any time. Moreover, one of our distributors represents approximately 30% of our annual revenues. If we are no longer able to rely on one of more of our distributors, we may experience a decrease in sales, which will negatively impact our business.

We could experience licensing, legal, or regulatory problems.

Each of our locations must be licensed to sell alcoholic beverages. Those licenses include restrictions on operations. Should we violate those restrictions, or merely be accused of violating those restrictions, one or more of our locations could lose their licenses to sell alcoholic beverages or have their hours of operation curtailed. Additionally, the terms of the licenses to sell alcoholic beverages are determined by state and local law, which would change as a result of legislative actions. If we experience the loss of any licenses, or have the terms of our licenses changed by legislation, our financial results may be negatively impacted.

We are subject to federal regulation of our products.

In the U.S., there is an extensive body of law and regulation covering alcoholic beverages. Among other things, these regulations control the alcohol content of our beers and the labels we use on our packaging. Should we violate any of these provisions, we could incur fines or other penalties that would negatively impact our financial results. Additionally, in the event of government shutdowns, we may not receive timely approval for packaging labels, potentially delaying the release of new and seasonal products.

We could experience increased expenses without a corresponding increase in revenues.

As with many businesses, there are operational and financing expenses we encounter that are not tied to generating revenue. Factors which could increase those operating and financing expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution. Should our expenses increase as a result of any of these factors, our financial results could be negatively impacted as we may not experience a corresponding increase in revenues.

We have issued promissory notes to related parties.

As noted in the sections of this offering document covering indebtedness and transactions with related parties, we have previously issued promissory notes to investors for the purchase of a portion of their company stock. Some of those notes were purchased by related parties and we are required to repay those notes out of the revenues of the company.

Our founder and Chief Executive Officer owns a majority of our outstanding stock.

Our founder and CEO, Jacob McKean, beneficially owns and controls a majority of our outstanding stock. Upon completion of this Offering, Mr. McKean will still own more than 50% of the issued and outstanding Common Stock shares with voting rights. As a result, Mr. McKean will be able to control any vote of our shareholders which may be required for the foreseeable future, which means, following the termination of this Offering, Mr. McKean will be able to remove and replace members of our Board of Directors, and indirectly, through his exertion of control over our Board of Directors, terminate and replace our executive officers. Potential investors in this Offering will not have the ability to control either a vote of our Common Stock, our Board of Directors or otherwise influence or control the decisions of our appointed officers.

We have historically experienced net operating losses and may not be profitable for the foreseeable future.

We have experienced past net operating losses and we may continue to see such losses as we undertake our business plan. While we anticipate that we will eventually get to consistent profitability, we cannot guarantee that result and we do not have the operational history to support any assumption about future profitability.

The amount of capital we are attempting to raise in this offering under Regulation Crowdfunding may not enough to sustain our business plan, and we intend to raise additional capital in the future.

In order to achieve our long-term goals, we will need to raise funds in addition to the amount raised in this offering under Regulation Crowdfunding. When it comes time to raise additional funds, there is no guarantee that we will be able to raise such funds on acceptable terms or at all. Or, if we do raise funds from equity offerings, those future investors may receive securities that are on more favorable terms than those offered to investors in this offering. If we are not able to raise sufficient capital in the future, we may not be able to execute on our long-term goals.

We will continue to rely on debt financing, which may require pledging all of our assets as collateral.

In addition to equity financing, we are also pursuing debt financing and lines of credit that allow us to manage our cash flow and undertake our business plan. With debt financing, we will likely be required to pledge all of the assets of the company as collateral on any loan. By doing so, we risk the lender seizing assets if we default on those loans.

Changes in employment laws or regulations could harm our performance.

As we operate five locations, we have employees at each location and are subject to various federal and state labor laws governing our relationships with those employees. These laws include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership, etc. Changes in federal or state laws impacting our relationships with our employees could adversely affect our operating results.

Our employees may engage in misconduct or improper activities that harm the company.

We, like any business, are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional or negligent failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to management.

In addition, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Negative economic conditions could have a detrimental impact on our results.

Changes in the general economic climate could have a detrimental impact on discretionary consumer spending and on our revenue. If the economy experiences recessionary pressures, many consumers are likely to reduce spending on alcoholic beverages, especially craft beers which sell at a premium price. Such an occurrence could have a material adverse effect on our financial results.

Our future plans rely upon assumption and analyses prepared by our management.

Our management has prepared assumptions and analyses that are driving our business plan. If these assumptions prove to be incorrect, or the analyses are applied incorrectly, our financial results may be negatively impacted. Whether actual operating results and business developments will be consistent with our management's assumptions and analyses depend on a number of factors, many of which are outside our control, including, but not limited to:

- Whether we can obtain sufficient capital to sustain and grow its business

- Our ability to manage the company's growth

- Whether we can manage relationships with key vendors

- Demand for our products

- The timing and costs of new and existing marketing and promotional efforts

- Competition

- Our ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

- The overall strength and stability of domestic and international economies

- Consumer spending habits

Risks Relating to This Offering and Investment

We have not completed all the required corporate formalities to authorize and issue the stock in this offering.

Under the terms of our Employee Stock Ownership Plan (the "ESOP"), any recapitalization activity of the company like the authorization of the non-voting common stock in this offering, requires affirmative approval by the stockholders, and Federal law requires that a pass through voting process be conducted so that the ESOP participants can direct the ESOP trustee as to how to vote the company stock allocated to their respective ESOP accounts. While we anticipate that such approval will be received through the majority voting control held by Jacob McKean, we will not be able to issue any stock to investors in this offering until that approval is received and we have amended our articles of incorporation.

We intend to undertake additional equity or debt financing in the future that may dilute your investment in this offering.

We intend to undertake further equity or debt financing, which may be dilutive to existing shareholders, and investors in this offering, or result in an issuance of securities whose rights, preferences and privileges are senior to those of other shareholders. Such future equity offerings would also result in a dilution of your interest in the company.

We intend to undertake a future offering under Regulation A, and more information may be available to investors in that offering.

We currently intend to make an offering under Regulation A under the Securities Act, although there can be no assurance that we will make such an offering, or when we will make it, or whether that offering will be qualified by the SEC. The rules regulating Regulation A require that we provide more information than is generally provided pursuant to offerings under Regulation CF. If we do make an offering under Regulation A, additional and different information may be provided to investors pursuant to those regulations and as a result of the review of the filing that the SEC staff will undertake.

Moreover, the Regulation A offering will include audited financial information, which will be different than the information presented in this offering document, and cover more recent periods.

We cannot guarantee that you would not make a different investment decision if you were presented with the information that will be available in the Regulation A offering statement.

You will not have significant influence on the management of the company.

The day to day management, as well as big picture decisions, will be made exclusively by our executive officers and directors. You will have a very limited ability, if at all, to vote on issues of company management and will not have the right or power to take part in the management of the company and will not be represented on the board of directors of the company. Accordingly, no person should purchase our stock unless he or she is willing to entrust all aspects of management to our executive officers and directors.

An investment in our shares is speculative and there can be no assurance of any return on investment.

Investors will be subject to substantial risks involved in an investment in the company, including the risk of losing their entire investment. An investment in our stock is speculative and may not result in a positive return. Investors should only invest an amount that they are willing to lose entirely.

We have not paid dividends in the past and do not expect to pay dividends in the foreseeable future.

We have never paid cash dividends on our stock and do not anticipate paying cash dividends in the foreseeable future. We anticipate that we will invest future earnings into the development and growth of the company. The payment of dividends will depend on earnings, financial condition and other business and economic factors that management considers to be relevant. If we do not pay dividends, our stock may be less valuable because investors will only receive any return on their investment if they decide to sell their stock, which may not happen on favorable terms or at all if no market for our stock exists.

We have used an arbitrary method for determining our offering price.

We have used a method to determine our offering price that is not connected to our GAAP financials. Instead, we have used a measurement based on the past and projected sales of barrels (volume). Future prospective investors or prospective purchasers of your shares may not accept this valuation, potentially limiting the value you would receive for your stock if you decided to sell your shares.

Our management has broad discretion with regards to the use of proceeds in this offering.

Our management is entrusted to make decisions in the best interest of the company. That includes using their discretion when applying the proceeds of this offering to our operations. While we state what our intended uses might be, changed circumstances and the emergence of opportunities may result in uses of proceeds that differ from what is disclosed here.

There is no trading market for our stock.

At present, there is no active trading market for our stock and we cannot assure that a trading market will ever develop.

Our offering has not been registered under federal or state securities laws, meaning we will not be required to comply with rules and regulations governing public companies.

We have relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in our company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this offering on their own or in conjunction with their personal advisors.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of large public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect that if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements, we will incur additional expenses and diversion of management's time.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,188**

Use of Proceeds: 62.5% towards uncommitted funds to be used for business operations as necessary such as payroll, overhead, production expenses, location acquisitions, and buildouts; 30% towards offering expenses; 7.5% towards platform fees.

If we raise: **$250,000**

Use of Proceeds: 20% towards minor efficiency projects/equipment; 66.5% towards uncommitted funds to be used for business operations as necessary such as payroll, overhead, production expenses, location acquisitions, and buildouts; 6% towards offering expenses; 7.5% towards platform fees.

If we raise: **$500,000**

Use of Proceeds: 15% towards minor efficiency projects/equipment; 74.5% towards uncommitted funds to be used for business operations as necessary such as payroll, overhead, production expenses, location acquisitions, and buildouts; 3% towards offering expenses; 7.5% towards platform fees.

If we raise: **$1,069,832**

Use of Proceeds: 9.3% towards minor efficiency projects/equipment; 81.8% towards uncommitted funds to be used for business operations as necessary such as payroll, overhead, production expenses, location acquisitions, and buildouts; 1.4% towards offering expenses; 7.5% towards platform fees.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The per share price in this offering is based on our projected barrels sold in 2021 of 76,629 by $3,448, for a valuation of $264,216,729. The barrels analysis generates a valuation of $264,216,729, which is then divided by the outstanding 1,047,640 shares for a per share price of $252.2018336451453, which was rounded to $252.20 for this offering.

The subscription agreement for the offering is attached as Appendix B, Investor Contracts.

Modern Times Drinks, Inc. is offering a minimum of 199 shares of their Non-Voting Common Stock, at a price of $252.20 per share, for a campaign minimum of $50,187.80.

Modern Times Drinks, Inc. is offering a maximum of 4,242 shares of Non-Voting Common stock, at a price of $252.20 per share, for a campaign maximum of 1,069,832.40.

Investors in this subscription agreement will not receive voting rights.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the Non-Voting Common Stock may only be modified by amendment to the company's articles of incorporation. Any terms contained in the Subscription Agreement may be amended by agreement of each investor and the company.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock B	3,000,000	0	No
Common Stock A	3,000,000	1,047,640	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our to-be-filed Amended and Restated Articles of Incorporation and our Bylaws. For a complete description of our capital stock, you should refer to our current and to be filed Amended and Restated Articles of Incorporation, and our Bylaws, and applicable provisions of the California Corporation Code.

Prior to filing our Amended and Restated Articles of Incorporation, our authorized capital stock consists of 3,000,000 shares of Common Stock, with 1,047,640 outstanding as of March 19, 2019. Following the filing of our Amended and Restated Articles of Incorporation, our authorized capital stock will include an additional 3,000,000 shares of Non-Voting Common Stock. No subscription for our Non-Voting Common Stock will be finalized until the Amended and Restated Articles of Incorporation have been filed with and accepted by the State of California.

Non-Voting Common Stock

Voting Rights

Holders of Non-Voting Common Stock will have no voting rights on matters put to the stockholders for a vote.

Right to Receive Liquidation Distributions

In any event of any voluntary or involuntary liquidation, dissolution or winding up of the company, after payment to all creditors of the company, the remaining assets of the company available for distribution to its stockholders will be distributed among the holders of Non-Voting Common Stock and Common Stock on a pro rata basis by the number of shares held by each holder.

Conversion Rights

Upon the occurrence the ESOP controlling at least 50% of the outstanding Common Stock of the company, the Non-Voting Common Stock will automatically convert into voting Common Stock of the company.

Rights and Preferences

Holders of the company's Non-Voting Common Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the company's Non-Voting Common Stock.

Common Stock

Voting Rights

Holders of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of the Stockholders and written actions in lieu of meetings, including the election of directors.

Right to Receive Liquidation Distributions

In any event of any voluntary or involuntary liquidation, dissolution or winding up of the company, after payment to all creditors of the company, the remaining assets of the company available for distribution to its stockholders will be distributed among the holders of Non-Voting Common Stock and Common Stock on a pro rata basis by the number of shares held by each holder.

Rights and Preferences

Holders of the company's Common Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the company's Common Stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Investors should understand the potential for dilution. The investor's stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;

- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Live Oak Bank
Issue date	04/02/19
Amount	$5,000,000.00
Outstanding principal plus interest	$738,646.00 as of 04/01/19
Interest rate	6.75% per annum
Maturity date	04/01/34
Current with payments	Yes

The interest rate is calculated as PRIME plus 1.25 percent.

Loan

Lender	Live Oak Bank
Issue date	04/02/19
Amount	$500,000.00
Outstanding principal plus interest	$278,702.06 as of 04/01/19
Interest rate	6.75% per annum
Maturity date	04/01/29
Current with payments	Yes

The interest rate is calculated as PRIME plus 1.25 percent.

Loan

Lender	California Bank & Trust
Issue date	04/02/19
Amount	$1,400,000.00
Outstanding principal plus interest	$1,400,000.00 as of 04/01/19
Interest rate	6.0% per annum
Maturity date	04/01/22
Current with payments	Yes

The interest rate is calculated as LIBOR plus 3.25 percent.

Loan

Lender	California Bank & Trust
Issue date	04/02/19
Amount	$7,600,000.00
Outstanding principal plus interest	$7,600,000.00 as of 04/01/19
Interest rate	6.0% per annum
Maturity date	04/01/24
Current with payments	Yes

The interest rate is calculated as LIBOR plus 3.25 percent.

Loan

Lender	California Bank & Trust
Issue date	04/02/19
Amount	$2,500,000.00
Outstanding principal plus interest	$2,500,000.00 as of 04/01/19
Interest rate	6.0% per annum
Maturity date	04/01/24
Current with payments	Yes

The interest rate is calculated as LIBOR plus 3.25 percent.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Grover McKean
Amount Invested	$0.00
Transaction type	Other
Issue date	04/28/17
Relationship	Parent of CEO

On April 28, 2017, the company closed on a Senior Subordinated Note with Grover McKean, parent of the company's founder and CEO, Jacob McKean, in the amount of $572,776. The note provides for interest payments of 4.0%, and repayment of the principal beginning on June 30, 2022. The note matures on April 28, 2024.

Name	Amy Krone
Amount Invested	$0.00
Transaction type	Other
Issue date	12/31/17
Relationship	Director

On December 31, 2017, the company closed on a Subordinated Promissory Note with a Director, Amy Krone, in the amount of $152,598. The note provides for accruing interest at a rate of 2.25% until December 31, 2018, when the rate increases to 13.0%. The note matures on December 31, 2019.

Name	Benjamin McKean
Amount Invested	$0.00
Transaction type	Other
Issue date	04/28/17
Relationship	Brother of CEO

On April 28, 2017, the company closed on a Senior Subordinated Note with the Benjamin McKean, brother of the company's founder and CEO, Jacob McKean, in the amount of $63,642. The note provides for interest payments of 4.0%, and repayment of the principal beginning on June 30, 2022. The note matures on April 28, 2024.

Name	Jacob McKean
Amount Invested	$0.00
Transaction type	Other
Issue date	06/21/17
Relationship	CEO

On June 21, 2017, the company closed on a Junior Subordinated Note with its founder and CEO, Jacob McKean in the amount of $299,182.05. The note provides for cash interest payments of 3.0%, and payment in kind of 3.0%, and repayment of the principal beginning on September 30, 2021. The note matures on June 30, 2027.

Name	Jacob McKean
Amount Invested	$0.00
Transaction type	Other
Issue date	04/28/17
Relationship	CEO

On April 28, 2017, the company closed on a Senior Subordinated Note with its founder and CEO, Jacob McKean in the amount of $718,579. The note provides for interest payments of 4.0%, and repayment of the principal beginning on June 30, 2022. The note matures on April 28, 2024.

Name	Grover McKean
Amount Invested	$0.00
Transaction type	Other
Issue date	06/21/17
Relationship	Parent of CEO

On June 21, 2017, the company closed on a Junior Subordinated Note with Grover McKean, parent of the company's founder and CEO, Jacob McKean, in the amount of $1,994,546.95. The note provides for cash interest payments of 3.0%, and payment in kind of 3.0%, and repayment of the principal beginning on September 30, 2021. The note matures on June 30, 2027.

Name	Benjamin McKean
Amount Invested	$0.00
Transaction type	Other
Issue date	06/21/17
Relationship	Brother of CEO

On June 21, 2017, the company closed on a Junior Subordinated Note with Benjamin McKean, brother of the company's founder and CEO, Jacob McKean, in the amount of $199,454.70. The note provides for cash interest payments of 3.0%, and payment in kind of 3.0%, and repayment of the principal beginning on September 30, 2021. The note matures on June 30, 2027.

Name	Chris Sarette
Amount Invested	$0.00
Transaction type	Other
Issue date	12/31/17
Relationship	COO

On December 31, 2017, the company closed on a Subordinated Promissory Note with its COO, Chris Sarette, in the amount of $531,606. The note provides for accruing interest at a rate of 2.25% until December 31, 2018, when the rate increases to 16.0%. The note matures on December 31, 2019.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

THE COMPANY AND ITS BUSINESS

Modern Times Overview

Modern Times is an intrepid cadre of brewers, coffee roasters, and culinary wizards that began as a 30bbl production brewery and tasting room in the Point Loma neighborhood of San Diego. Modern Times is named after a beautifully crazy utopian community founded in 1850, and many of our beers are named after real utopian experiments or mythological utopias.

Today, we're distributed throughout California, Arizona, Nevada, and the Pacific Northwest. In addition to our flagship brewery and tasting room in Point Loma, we now have brewery and/or restaurant locations in Los Angeles, Portland, and Encinitas, as well as a tasting room in San Diego's North Park neighborhood. We intend to open tasting rooms in Santa Barbara and Oakland in 2019, as well as a brewery/restaurant/cafe/swim club megaplex in downtown Anaheim in the near future. As of 2017, we're also California's very first employee-owned brewery, which is a fact we're particularly proud of.

Modern Times was first organized as a limited liability company in California on January 2, 2012 and reorganized as a California corporation on May 1, 2017 in anticipation of becoming an employee-owned brewery. We brewed our first batch on May 18, 2013; our beer went on tap for the first time on June 24, 2013; we held the soft opening for the Lomaland Fermentorium tasting room on August 9, 2013; and our Grand Opening was September 7, 2013.

Our Philosophy

Our core line-up focuses (non-monogamously) on aroma-driven, complex, flavorful, sessionish beers. We often brew hybrid styles, combining the features we like from established categories to create new, Island-Of-Doctor-Moreau-style mash-ups.

We have an outrageously tasty stable of year-round offerings, monthly special releases, and rotating seasonal beers, as well as tons of special release and one-off batches, from hazy IPAs, to barrel-aged sours, to decadent imperial stouts.

Recent additions to our growing portfolio of beverage-magic include an entire warehouse--appropriately dubbed the Fortress of Raditude--dedicated to barrel-aging & special project beers, as well as fully operational brewing battle-stations in downtown Los Angeles and Portland.

Our tasting rooms are where we test different concepts, from variations on our core beers to experimental pilot batches.

Our Current Products

We offer three categories of beers for year-round, seasonals, and monthly special releases. Our year-round beers include our Fortunate Islands Pale Ale, Black House Oatmeal Coffee Stout, Blazing World IPA, Orderville IPA, Fruitlands Gose, and Ice Lager. For 2019, our seasonal beers include our Booming Rollers IPA, Critical Band IPA, Space Ways IPA, and City of the Sun IPA.

While other breweries lament the death of their flagship beer, Modern Times never set out to have one. No beer in our portfolio has more than a 25% share, insulating Modern Times from changes in consumer preferences. We also do dozens of collaboration brews a year with other breweries and host three festivals in San Diego, sourcing the best of craft beer from across the nation in a perpetual effort to stay on the cutting edge. Our top three products by revenues are Orderville IPA, Seasonal IPA (rotating), and Fruitlands; however we release, 8 to 10 new beers monthly in addition to regular new offerings in coffee, food, and merchandise.

Modern Times has been roasting coffee since 2013, with beans originally contributing to our coffee-forward Black House Stout. Sensing demand for coffee beyond simply the role it played in beer, we began roasting and bagging coffee in 2014 as well as producing cold brew coffee, which has since become the volume driver of our coffee program. Our cold brew is now distributed across five states with four core SKUs: Black House Blend, Black House Blend on Nitro, a constantly-changing single Origin, and a barrel-aged offering. Though our coffee program has grown by double digits annually since its inception, it represents less than 5% of the company's revenues.

Our Customers

To date, we have counted our customers in the millions. More practically, however, we have approximately 25 distributors who represent 60% of our revenues today, with Stone Distributing (our home market distributor for the region from the Mexico border to Santa Barbara) accounting for approximately half of our distributor revenues. As we've grown the brewery, we have actively worked to expand our distributor network, though the goal has been and will continue to be a "narrow and deep" approach to selling beer by focusing on maximizing sales in our core markets.

Industry Background and Trends

In the aggregate, beer sales in the U.S. for 2017 reached $111.4 billion. Craft beer is a segment of that, which reached 12.7% of the U.S. beer market by volume in 2017, but 23.3% of dollars spent (or approximately $25.9 billion). Retail sales of craft beer increased 8% from 2016 to 2017. While craft beer's growth trajectory has slowed from the double-digit growth it enjoyed a decade ago, it currently outpaces the national economy as a whole.

One of our biggest jobs as a craft brewer is to stay on or ahead of trends to ensure we remain successful in executing beers consumers want to drink. We're mindful of the fact that all of our products (food, beer, coffee) are 100% plant-based, which is among the fastest growing trends today, though for us, it's intrinsic to our company and not simply a trend-following endeavor.

What We Believe Sets Us Apart

Our single greatest strength is the ability to make world-class beers across the spectrum, from barrel-aged imperial stouts to hazy IPAs. Our second greatest strength is the ability to brew these beers on a scale that makes them commercially available. This combination is still rare in the craft brewing industry.

In 2017, the brewery managed 24% volume growth against an average of just 1.3% growth for craft breweries founded in 2013 or earlier. That's an important distinction, as much of the continued growth happening in craft beer today is from new breweries entering the market and not established players. In the same year, we achieved 70% growth in grocery scans year-over-year. California regional breweries were down collectively 5.3% at grocery in the same time period. This ties back into our core competency of being able to make highly-sought-after products at a scale where they can still be available in the beer aisle at grocery stores.

More recently in 2018, we achieved 41% volume growth with the industry as a whole hitting 5% growth. For the data set looking at the last 26 weeks of SoCal Food scan data (through 2/23/19), Modern Times was the #1 % Growth Brand in the Top #20 (Tied with Golden Road, which is owned by AB/InBev); the #1 Dollar Brand in 16oz Can format (4pk or 6pk); the #3 Craft Brand Family in Dollar Change vs Last Year; and the #2 Overall Craft 16oz Can package with our Seasonal IPA. We also hold 4 of the top 10 and 6 of the top 20 spots on that last list.

We are also unique because of the direct-to-consumer tastings and sales we've prioritized as a brewery. Sixty-seven percent of weekly craft drinkers say they are more likely to buy a brewery's beer after a visit to a tasting room (Nielsen Craft Beer Insights, June 2017), and Modern Times has seen that lift in its markets surrounding our five retail locations. Each new retail location also becomes a new pickup location for our online specialty beer sales. These physical locations are the glue that holds our three-pronged sales strategy together – wholesale (beer sent to thousands of retailers via our distribution network), retail (our tasting rooms and restaurants), and online sales (our specialty beer sales channel).

While many breweries can claim a dual wholesale/retail model, Modern Times' specialty product narrows the number of comparable breweries down to only a handful. We put out some of the most sought after beers in the world (as evidenced on platforms such as RateBeer, BeerAdvocate, and Untapped) which are traded by enthusiasts around the country. Every month, we release these beers through an online sale conducted through our own e-commerce store. First access is granted to our bottle club members, dubbed "The League of Partygoers and Elegant People." Early access is the primary benefit for members, who also enjoy League-only bottles and exclusive perks at tasting rooms and events.

This three-pronged model has proven itself time and again over the last several years. Forecasted gaps in one sales channel in any given month can be bolstered by a higher degree of focus/programming in the other two. And ancillary product sales in the form of coffee, food, and merchandise, while only a small fraction of overall revenues, serves to provide even more consistency in revenues month to month. In coming years, we will strive to continue to grow our business segments proportionally.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We produce and sell craft beer, cider, and coffee in 7 states. A significant portion of our strategic plan includes operating our own direct-to-consumer establishments, where we are able to induct guests into the culture, aesthetics, and quality of MT. We have 5 tasting rooms in San Diego, LA, and Portland, with 3 more in various stages of construction which will open in 2019. Last year, our revenues were $30M, and we've grown double digits every year since we opened in 2014.

We've just begun to scratch the surface as to what's possible in our industry and adjacent industries. We're a six-year-old company that's on track for $37M in revenue this year. We have never raised an equity round and never spent a dollar on marketing. Imagine what we can accomplish with thousands of new investors, ambassadors, and owners added to the mix.

Milestones

Modern Times Drinks, Inc. was incorporated in the State of California in May 2017.

Since then, we have:

- ~$30.5M in revenue in 2018. Up 59% from 2017.
- Top-performing beer brand in Stone Distributing portfolio in both dollars and volume.
- Up 30% YOY in home market of SoCal.
- Top 1% of craft breweries in the nation by volume.
- 30% employee-owned. Now opening our ownership up to fans!
- Never spent a dollar on advertising. 100% of marketing is through social channels and word of mouth.
- Currently operate 5 tasting rooms, 3 breweries, 2 kitchens, and 1 coffee roastery. Opening 3 new tasting rooms in 2019.

Financial Discussion

We have had prepared audited financial statements for the year-ended December 31, 2017, as well as reviewed financial statements for the year-ended December 31, 2016. Each of the audit and review was conducted by RSM US LLP. The 2018 audit has not yet concluded, and as such, has not been factored into the financial discussion below. We have noted certain events that have occurred in 2018 that impact whether our historical results and cash flows may no longer be representative of what investors should expect in the future. However, investors should note that any 2018 or 2019 information may require adjustment following our audit.

Operating Results

Our 2016 net revenues were $14,695,168 compared with 2017 net revenues of $19,038,673, while our gross profit was $6,991,233 (47.5% gross margin) in 2016 and $7,281,930 (38.2% gross margin) in 2017. This represents a 29.5% increase in net revenue and a 4.1% increase in gross profit from 2016 to 2017. While the last several years were heavy in terms of wholesale growth, we are currently undertaking efforts to transition proportionally more of our revenues to direct-to-consumer sales. By doing so, we expect to see an improvement in gross margins over the coming years.

Our gross profits did not increase at the same rate as our net revenues due to increases in our cost of sales. Expenses included in our cost of sales include: raw material costs; packaging costs; costs and income related to deposit activity; purchasing and receiving costs; manufacturing labor and overhead; brewing and processing costs; inspection costs related to quality control; inbound freight charges; depreciation expense related to manufacturing equipment and leasehold improvements; and warehousing costs, which include rent, labor, and overhead costs.

With so many expenses for the production and distribution of our products built into the cost of sales, we have opted to aggregate other expenses of the company into a single line item of "Selling, general and administrative expenses" ("SG&A"). In 2016, our SG&A expenses were $4,332,044, compared to $8,112,263 in 2017. This represents an increase of 87.2% that was driven by opening up additional locations and increased payroll expenses. Our goal is for SG&A expenses to remain proportional or decline as a total percentage of revenues over the coming years.

In 2017, we also incurred an increase in interest expenses on our outstanding loans, from $139,926 in 2016 to $542,472 in 2017, the increase primarily relates to the subordinated notes we entered into during the ESOP transaction, see "Liquidity and Capital Resources – Subordinated Notes" below. As a result of the foregoing, we experienced a net loss in 2017 of $1,259,982, compared to a net profit of $2,690,861 in 2016.

Liquidity and Capital Resources

As of December 31, 2017, the company held $701,879 in cash, $2,622,679 in inventory, $1,268,375 in accounts receivable, and $815,498 in other current assets. At that time, we also had $1,486,195 in accounts payable and $2,766,389 in other current liabilities. This is compared with December 31, 2016, where the company held $2,167,017 in cash, $1,284,903 in inventory, $1,014,866 in accounts receivable, and $622,205 in other current assets, with $897,495 in accounts payable and $1,523,799 in other current liabilities.

Included in the current liabilities were amounts owed on notes payable, including to related parties. We have various notes payable with several financial institutions. The notes bear interest at fixed and variable interest rates, and are due at various dates throughout 2017 and 2018, and into the future. The notes are collateralized by the underlying equipment owned by the company. In addition, we have entered into note payable agreements for a special advance credit facility in an amount of up to $10,000,000, as well as a note payable of $3,200,000, the proceeds of which were used to finance an internal loan to our ESOP.

Subordinated Notes

We have also entered into Senior and Junior Subordinated Notes with our stockholders during the ESOP transaction of June 2017. The Senior notes mature in April 2024, and require quarterly payments of interest at 4 percent per annum, which commenced in June 2017. At December 31, 2017, the Senior notes has an outstanding balance of $2,261,819. The Junior notes mature in June 2027, and require quarterly payments of interest at 6 percent per annum, which includes 3 percent of interest that is payable in kind that commenced in September 2017. At December 31, 2017, the Junior notes had an outstanding balance of $6,686,829.

In addition, we have entered into Subordinated Promissory Notes with certain officers and directors to cover tax liability incurred as part of receiving vesting shares. The notes provide for accruing interest at a rate of 2.25% until December 31, 2018, when the rate increases to either 13.0% or 16.0%. The notes mature on December 31, 2019.

Lines of Credit and other Debt Facilities

During June 2017, we entered into credit agreements with a commercial bank that provides a line of credit with maximum borrowings of $1,000,000 and debt facilities for up to $10,000,000, and $3,200,000 respectively.

As of April 1, 2019, we have refinanced the above referenced lines of credit and debt facilities with two commercial banks, as noted above in the discussion of the material terms of indebtedness. The credit facilities with Live Oak Bank provide up to $5,500,000 in debt financing, with $5,000,000 being an SBA 7(a) term loan, and $500,000 being a conventional term loan. With California Bank & Trust, we have entered into three separate loan facilities, including $7,600,000 on an amortizing term loan, $2,500,000 on an amortizing term loan, and $1,400,000 on a revolving line of credit.

Trend Information

For craft brewers, the most important metrics we evaluate are barrels produced, barrels sold, and revenue per barrel. These are non-GAAP measurements of our performance and have not been included in our audited financial statements. Instead, they have been prepared internally by management. It is through these figures that we estimate the value of the company. Additionally, we arrived at projected values based on historical growth of our existing locations, along with the projected values from new locations to be opened in Santa Barbara, Oakland, and Anaheim.

In 2016, we produced 40,600 barrels, which increased to 49,600 in 2017, and 68,365 in 2018. We estimate that over 2019, 2020, and 2021 our barrel production will increase to 74,930, 83,300, and 100,300, respectively. Our barrels sold was 29,363 in 2016, 36,403 in 2017, and 51,468 in 2018. We estimate that we will sell 57,246 in 2019, 63,641 in 2020, and 76,629 in 2021.

Our revenues per barrel have increased over this historical time period, and we project that they will continue to increase through 2021. Investors should note, this price per barrel is based on gross revenues, rather than net revenues following deduction of the cost of excise taxes. For instance, in 2016 our revenue per barrel was $506, which increased to $528 in 2017, and $594 in 2018. We estimate that our revenue per barrel will increase to $634 in 2019, $677 in 2020, and $682 in 2021.

We are establishing the valuation of our shares in this offering based on our projected barrels sold in 2021, which is the year in which we anticipate we will have fully utilized the investor funds in this offering. To establish the valuation, we have multiplied our projected barrels sold in 2021 of 76,629 by $3,448, for a valuation of $264,216,729. This valuation methodology of a barrels-sold multiplier is consistent with industry practice, and this specific multiplier was that which was reported during the sale of Ballast Point Brewing for its acquisition by Constellation Brands. As another growth-oriented, regional brewery based in San Diego County, for which public information is available.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.moderntimesbeer.com/investors

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Modern Times Subscription Agreement

Appendix C: Financial Statements

Financials 1
Financials 2

Appendix D: Director & Officer Work History

Amy Krone
Chris Sarette
Chris Sarette
David Israel
Jacob McKean
Jacob McKean

Appendix E: Supporting Documents